Exhibit 99.1

Inseego Continues Debt Reduction and Capital Structure

Improvements

Company pays-down $9.5 million, or 49%, of short-term loan to further reduce debt and improve

Balance Sheet; Company also signs agreement to exchange additional $5 million of Convertible Notes into long-term debt and equity

SAN DIEGO – September 11, 2024 – Inseego Corp. (Nasdaq: INSG) (the “Company” or “Inseego”), a technology leader in 5G mobile and fixed wireless solutions for mobile network operators, Fortune 500 enterprises, and SMBs, is continuing to improve its capital structure and reduce its total debt. Today, Inseego announced that it has (i) voluntarily paid-down an aggregate of $9.5 million, or approximately 49%, of the Company’s outstanding short-term loan, and (ii) entered into a binding agreement (the “Exchange Term Sheet”) with another holder of $5 million in principal amount of the Company’s outstanding 3.25% convertible notes due 2025 (the “2025 Convertible Notes”) to exchange the 2025 Convertible Notes into long-term debt and equity.

“We’re executing on our commitment to reduce our total debt and improve our capital structure,” said Inseego Chief Financial Officer, Steven Gatoff. “The business is generating strong cash flow and with the improved liquidity, we’re glad to be able to pay down total debt. The Company continues to engage with convertible bondholders and right-size the capital structure through these exchanges.”

The Company has also voluntarily prepaid, at no premium, an aggregate of $9.5 million to-date of the Company’s obligations under the Loan and Security Agreement, dated June 28, 2024 (the “Loan Agreement”), among the Company, South Ocean Funding, LLC (“South Ocean,” an affiliate of Tavistock Group), certain participant lenders (the “Participating Lenders”) and certain subsidiaries of the Company. As a result of these repayments, the amount outstanding under the Loan Agreement has been reduced to $10 million.

Pursuant to the Exchange Term Sheet, the convertible note holder agreed to exchange its 2025 Convertible Notes for (i) $4.25 million in principal amount of new long-term senior secured notes (the “New Notes”), and (ii) warrants (the “Exchange Warrants”) to purchase an aggregate of 370,000 shares of the Company’s common stock.

The New Notes and the Exchange Warrants to be issued pursuant to the Exchange Term Sheet will be the same as the new long-term senior secured notes and warrants, respectively, to be issued pursuant to the separate binding exchange term sheets previously entered into between the Company and certain other holders of 2025 Convertible Notes, as described in the current report filed by the Company on July 1, 2024, except that the exercise price of the Exchange Warrants will be $13.77. The Exchange Term Sheet expires on December 31, 2024, and it is anticipated that the transactions contemplated by the Exchange Term Sheet will be consummated by that time.

To date, the Company has repurchased or entered into binding agreements to repurchase and/or exchange approximately $147 million, or 91%, of face value of the outstanding 2025 Convertible Notes. As a result, the remaining balance of the 2025 Convertible Notes that are not subject to an exchange agreement is approximately $14.9 million, which the Company expects to repay or refinance by May 2025.

As previously disclosed, affiliates of South Ocean and North Sound Ventures, LP, one of the Participating Lenders, may be deemed to beneficially own more than 5% of the Company’s outstanding Common Stock, and Philip Brace, the Company’s Executive Chairman, is the other Participating Lender. James B. Avery, a member of the Company’s Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of Lender.

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About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is the industry leader in 5G Enterprise cloud WAN solutions, with millions of end customers and thousands of enterprise and SMB customers on its 4G, 5G, and cloud platforms. Inseego's 5G Edge Cloud combines the industry's best 5G technology, rich cloud networking features, and intelligent edge applications. Inseego powers new business experiences by connecting distributed sites and workforces, securing enterprise data, and improving business outcomes with intelligent operational visibility---all over a 5G network. For more information on Inseego, visit www.inseego.com #Putting5GtoWork

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to the planned exchange of a portion of our 2025 Convertible Notes and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the Company’s ability to negotiate, execute and complete exchange transactions with respect to its convertible notes, (2) the Company’s ability to make payments on or to refinance its indebtedness; (3) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (4) the future demand for wireless broadband access to data and asset management software and services and our ability to accurately forecast; (5) the growth of wireless wide-area networking and asset management software and services; (6) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (7) our ability to develop sales channels and to onboard channel partners; (8) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (9) dependence on third-party manufacturers and key component suppliers worldwide; (10) the impact of fluctuations of foreign currency exchange rates; (11) the impact of supply chain challenges on our ability to source components and manufacture our products; (12) unexpected liabilities or expenses; (13) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (14) litigation, regulatory and IP developments related to our products or components of our products; (15) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (16) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (17) the global semiconductor shortage and any related price increases or supply chain disruptions, (18) the potential impact of COVID-19 or other global public health emergencies on the business, (19) the impact of high rates of inflation and rising interest rates, and (20) the impact of geopolitical instability on our business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

©2024. Inseego Corp. All rights reserved. Inseego is a trademark of Inseego Corp. Other Company, product, or service names mentioned herein are the trademarks of their respective owners.

Media Relations Contact:

Inseego Corp.

Jodi Ellis

pr@inseego.com

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